EXHIBIT 99.1
Fidelity National Financial, Inc. Reports First Quarter 2006 EPS of $0.59
Jacksonville, Fla. — (April 26, 2006) — Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 provider of outsourced products and services to a variety of industries, today reported operating results for the three-month period ended March 31, 2006.

	1st Quarter 2006	1st Quarter 2005
Total revenue	$2.36 billion	$2.27 billion
Gain on sale of minority interest in FIS	—	($318.2 million)

Adjusted Total Revenue	$2.36 billion	$1.95 billion

Earnings per diluted share	$0.59	$2.51
Net earnings	$106.4 million	$444.5 million
Gain on sale of minority interest in FIS	—	($318.2 million)

Adjusted net earnings	$106.4 million	$126.3 million
Adjusted earnings per share	$0.59	$0.71

Cash flow from operations	$16.4 million	$121.1 million
Income tax paid on FNT distribution	$108.8 million	—

Adjusted cash flow from operations	$125.2 million	$121.1 million
     The first quarter of 2006 operating results include $26.2 million in pre-tax expense related to the accelerated vesting of performance-based FIS options and merger related costs as a result of the FIS/Certegy merger. This expense reduced diluted net earnings per share by $0.05 in the first quarter of 2006.
     “This quarter was a good start to another important year in the evolution of FNF,” said Chairman and Chief Executive Officer William P. Foley, II. “We successfully closed the merger of FIS and Certegy on February 1st and the FIS results that we reported include two months of the combined entity. We are encouraged by the early results of the merger, including tremendous organic growth, the formation of a joint venture that will make FIS the largest card processor in Brazil by generating approximately $2 billion in revenue over the next twelve years and some early, tangible examples of revenue synergies”.
     “FNT delivered solid results in a difficult seasonal environment and, most importantly, enters the second quarter with some nice momentum. We also raised the FNT dividend by 16%, to $1.16 per share annually, in January as we have said before that we intend to meaningfully increase that dividend on an annual basis and approach our trough annual FNT earnings expectations of approximately $2 per share. We paid the $109 million in taxes associated with the October 2005 distribution of FNT stock, which impacted FNF’s cash flow from operations for the quarter.”
     “Our specialty insurance businesses continue to grow significantly, generating 41% revenue growth, with more than 565,000 flood insurance policies and nearly 200,000 personal lines policies in-force at March 31st. Finally, we completed the Sedgwick acquisition on January 31. Our intent is to see Sedgwick continue to grow at its historic organic growth rate of as high as 20% on its $400 million revenue base and pursue further acquisitions in the Third Party Administration, or TPA space. Our goal is to build a TPA vehicle with $1 billion in revenue over the next eighteen to twenty-four months and determine the optimal means to generate significant value for our shareholders from that vehicle.”
     The following are summary financial results for the operating subsidiaries of FNF for the three-month periods ending March 31, 2006 and 2005:
     Fidelity National Title Group (“FNT”)

	1st Quarter 2006	1st Quarter 2005
Total revenue	$1.393 billion	$1.265 billion
Pre-tax margin	8.8%	10.4%
Net earnings	$79.1 million	$82.3 million
Net earnings per share — diluted	$0.46 per diluted share	$0.47 per diluted share

	1st Quarter 2006	1st Quarter 2005
Cash flow from operations	$80.2 million	$62.1 million
Return on average equity	12.7%	12.2%
     Fidelity National Information Services (“FIS”)

	1st Quarter 2006	1st Quarter 2005
Total revenue	$903.7 million	$653.1 million
Pro forma organic growth rate	8.7%	N/A
Net earnings	$39.4 million	$44.6 million
EBITDA	$201.6 million	$162.8 million
Free cash flow	$66.9 million	$78.3 million
Cash earnings	$63.9 million	$66.6 million
     Specialty Insurance

	1st Quarter 2006	1st Quarter 2005
Total revenue	$110.4 million	$76.9 million
Pre-tax margin	29.4%	17.6%
Pre-tax earnings	$32.5 million	$13.5 million
     FNF presents its financial results in accordance with Generally Accepted Accounting Principles (“GAAP”). However, in order to provide the investment community with a more thorough means of evaluating the operating performance of its operations, FNF also reports several non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), net earnings plus depreciation and amortization less capital expenditures (“Free Cash Flow”) and net earnings plus other intangible amortization, net of income tax (“Cash Earnings”). Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings.
     Fidelity National Financial, Inc. (NYSE:FNF), number 248 on the Fortune 500, is a provider of outsourced products and services to a variety of industries. Through its majority-owned, publicly traded subsidiary, Fidelity National Title Group, Inc. (NYSE:FNT), FNF is the nation’s largest title insurance company, with nearly 31 percent national market share. Through its majority-owned, publicly traded subsidiary, Fidelity National Information Services, Inc. (NYSE:FIS), FNF provides an industry leading suite of data processing, payment and risk management services to financial institutions and retailers. Through its wholly-owned subsidiaries, FNF is also a leading provider of specialty insurance products, including flood insurance, homeowners insurance and home warranty insurance. Through its minority-owned subsidiary, Sedgwick CMS, FNF is a leading provider of outsourced insurance claims management services to large corporate and public sector entities. More information about the FNF family of companies can be found at www.fnf.com, www.fntg.com, www.fidelityinfoservices.com and www.sedgwickcms.com.
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations,
904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)

	Three months ended
	March 31,
	2006	2005
	(Unaudited)
Direct title premiums	$468,922	$477,820
Agency title premiums	606,054	510,780

Total title premiums	1,074,976	988,600
Escrow and other title-related fees	253,527	242,154

Total title and escrow	1,328,503	1,230,754

Transaction processing services	843,199	606,565
Specialty insurance	106,743	75,508
Interest and investment income	47,930	26,424
Realized gains and losses	16,635	3,883
Gain on sale of minority interest in FIS	0	318,209
Other	12,761	10,295

Total revenue	2,355,771	2,271,638

Personnel costs	877,931	747,077
Other operating expenses	494,616	393,817
Agent commissions	469,707	391,466
Depreciation and amortization	124,631	97,327
Claim loss expense	114,492	87,164
Interest expense	54,645	24,507

Total expenses	2,136,022	1,741,358

Earnings before income taxes	219,749	530,280
Income tax expense	81,747	80,335
Minority interest	31,631	5,448

Net earnings	$106,371	$444,497

Net earnings per share — basic	$0.61	$2.57

Net earnings per share — diluted	$0.59	$2.51

Weighted average shares — basic	173,845	173,124

Weighted average shares — diluted	179,251	177,327

Direct operations orders opened	831,400	876,900
Direct operations orders closed	526,700	559,400

FIDELITY NATIONAL FINANCIAL, INC.
SEGMENT INFORMATION
(In thousands)

Three Months Ended						Corporate
March 31, 2006	Consolidated	Eliminations	FNTG	FIS	Specialty Insurance	and Other
Gross operating revenue	$2,291,206	($57,736)	$1,340,746	$900,935	$106,743	$518

Interest and investment income	47,930	0	38,012	1,709	3,656	4,553
Realized gains and losses	16,635	0	14,506	1,023	(4)	1,110

Total revenue	2,355,771	(57,736)	1,393,264	903,667	110,395	6,181

Personnel costs	877,931	0	452,435	413,220	11,315	961
Other operating expenses	494,616	(39,121)	210,893	286,064	31,027	5,753
Agent commissions	469,707	(18,615)	488,368	0	0	(46)
Depreciation	41,322	0	17,619	23,454	147	102
Amortization	83,309	0	8,618	73,341	1,323	27
Claim loss expense	114,492	0	80,721	65	33,869	(163)
Interest expense	54,645	0	11,326	43,268	256	(205)

Total expenses	2,136,022	(57,736)	1,269,980	839,412	77,937	6,429

Pretax earnings	219,749	0	123,284	64,255	32,458	(248)

Pretax margin	9.3%	—	8.8%	7.1%	29.4%	—

Open orders	831,400	—	683,800	147,600	—	—
Closed orders	526,700	—	436,300	90,400	—	—

Three Months Ended						Corporate
March 31, 2005	Consolidated	Eliminations	FNTG	FIS	Specialty Insurance	and Other
Gross operating revenue	$1,923,122	($40,544)	$1,240,930	$651,580	$75,508	($4,352)

Interest and investment income	26,424	0	20,854	2,762	1,379	1,429
Realized gains and losses	322,092	0	3,436	(1,288)	(4)	319,948

Total revenue	2,271,638	(40,544)	1,265,220	653,054	76,883	317,025

Personnel costs	747,077	0	424,660	312,095	8,425	1,897
Other operating expenses	393,817	(21,604)	209,735	176,656	31,025	(1,995)
Agent commissions	391,466	(18,940)	409,901	0	0	505
Depreciation	33,382	0	17,694	15,652	17	19
Amortization	63,945	0	7,172	60,089	1,002	(4,318)
Claim loss expense	87,164	0	64,226	75	22,905	(42)
Interest expense	24,507	0	303	13,421	0	10,783

Total expenses	1,741,358	(40,544)	1,133,691	577,988	63,374	6,849

Pretax earnings	530,280	0	131,529	75,066	13,509	310,176
Pretax margin	23.3%	—	10.4%	11.5%	17.6%	—

Open orders	876,900	—	747,700	129,200	—	—
Closed orders	559,400	—	488,500	70,900	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	March 31,	December 31,
	2006	2005
	Unaudited
Cash and investment portfolio	$4,945,415	$5,077,583
Goodwill	4,720,473	2,873,861
Capitalized software	693,010	530,341
Other intangible assets	1,260,988	641,420
Total assets	14,090,857	11,104,617
Notes payable	3,578,094	3,217,019
Reserve for claim losses	1,144,981	1,113,506
Secured trust deposits	839,117	882,602
Total stockholders’ equity	4,230,645	3,279,775
Book value per share	24.21	18.84
FIDELITY NATIONAL FINANCIAL, INC.
FIS SEGMENT NET EARNINGS TO EBITDA RECONCILIATIONS
(In thousands)

For the Three Months Ended
March 31, 2006
Net Earnings	$39,358
+ Interest Expense	43,268
+ Income Taxes	24,586
+ Depreciation	23,454
+ Amortization	73,341
+ Minority Interest	311
- Other Income	(2,713)

EBITDA	$201,605

For the Three Months Ended
March 31, 2005
Net Earnings	$44,596
+ Interest Expense	13,421
+ Income Taxes	28,825
+ Depreciation	15,652
+ Amortization	60,089
+ Minority Interest	1,645
- Other Income	(1,475)

EBITDA	$162,753

FIDELITY NATIONAL FINANCIAL, INC.
FIS SEGMENT NET EARNINGS TO FREE CASH FLOWS RECONCILIATIONS
(In thousands)

For the Three Months Ended
March 31, 2006
Net Earnings	$39,358
+ Depreciation	23,454
+ Amortization	73,341
- Capital Expenditures	(69,264)

Free Cash Flow	$66,889

For the Three Months Ended
March 31, 2005
Net Earnings	$44,596
+ Depreciation	15,652
+ Amortization	60,089
- Capital Expenditures	(42,013)

Free Cash Flow	$78,324

FIDELITY NATIONAL FINANCIAL, INC.
FIS SEGMENT NET EARNINGS TO CASH EARNINGS RECONCILIATIONS
(In thousands)

For the Three Months Ended
March 31, 2006
Net Earnings	$39,358
+ Amortization of Intangibles, Net of Income Tax	24,520

Cash Earnings	$63,878

For the Three Months Ended
March 31, 2005
Net Earnings	$44,596
+ Amortization of Intangibles, Net of Income Tax	21,970

Cash Earnings	$66,566

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